UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2021

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Corporate Circle, Suite 200, Golden, CO 80401

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On August 10, 2021, Good Times Restaurants Inc.(the “Company”) issued a press release announcing that it expects to commence a tender offer to purchase up to $6.5 million in value of its common stock, at a cash price of $4.60 per share of common stock, on August 13, 2021 or soon thereafter. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on August 10, 2021, the Company is making additional communications regarding the tender offer in its quarterly report on Form 10-Q for the period ended June 29, 2021, and in its earnings call related to the same period, which communications are filed herewith as Exhibits 99.2 and 99.3, respectively, both of which are incorporated herein by reference.

Additional Information Regarding the Tender Offer

This communication is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock, and does not constitute an offer to buy or the solicitation of an offer to sell common shares of the Company. The tender offer described in this communication has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this communication or at all. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company expects to distribute to its shareholders and file with the Securities and Exchange Commission (“SEC”) upon commencement of the tender offer. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER, THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Once the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company expects to file with the SEC at its website at www.sec.gov, from the Company at 651 Corporate Circle, Suite 200, Golden, CO 80401, (303) 384-1400, or by or by calling the Information Agent (to be identified at the time the offer is made) for the tender offer.

Forward-Looking Information

Certain statements and information included in this Form 8-K and attached press release constitute "forward-looking statements." Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes, including without limitation, our belief regarding the benefits of the tender offer and its anticipated timing and funding. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.

These risks include material changes in our stock price or in market conditions in general, as well as risks impacting our business in general, such as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects, which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 29, 2020 filed with the SEC, and other filings with the SEC. Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued on August 10, 2021 regarding the Company’s intention to commence a tender offer for its common stock

99.2	Excerpt from Form 10-Q for quarter ended June 29, 2021

99.3	Excerpt from script for August 10, 2021 earnings call

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: August 10, 2021	By:
Ryan M. Zink
President and Chief Executive Officer

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